Exhibit 24

POWER OF ATTORNEY

The undersigned hereby appoints each of Kenneth M. Siegel, Tom Furey and Paul Moore as the undersigned’s true and lawful attorneys-in-fact, each with the authority, acting alone, to:

(1)                                  prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2)                                  prepare, execute in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as an executive officer and/or director of Verigy Pte. Ltd. (the “Company”), and file with the SEC Forms 3, 4, and 5 (including any successor forms and any amendments to any form previously filed) required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; and

(3)                                  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply or liabilities resulting from the undersigned’s failure to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of:

May 15, 2006
Date

/s/ Pascal Ronde
Signature

Pascal Ronde
Print Name